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                                                                  EXHIBIT 23.1
                      CONSENT AND REPORT OF INDEPENDENT
                         CERTIFIED PUBLIC ACCOUNTANT


   We hereby consent to the use in this Registration Statement of our report dated January 19, 1996, except for notes 1, 2, 3, 7, 8 and 12, which are dated April 8, 1996, relating to the consolidated financial statements of Commodore Applied Technologies, Inc., and subsidiaries, (a development stage company), and to the reference to our Firm under the caption "Experts" in the prospectus.

                                          TANNER + CO.
Salt Lake City, Utah
June 10, 1996